PROSPECTUS SUPPLEMENT                       Filed Pursuant to
(TO PROSPECTUS DATED FEBRUARY 4, 2004)      Rule 424(b)(2) of the
                                            Securities and Exchange Commission
                                            Registration # 333-103902


                               F.N.B. CORPORATION

                                  $350,000,000
                                       OF
                    SUBORDINATED TERM NOTES AND DAILY NOTES


     THE FOLLOWING INTEREST RATES ARE APPLICABLE EFFECTIVE MARCH 3, 2004.


                                              ANNUAL
                                           INTEREST RATE
                                           -------------
   SUBORDINATED DAILY NOTES                    2.75%


   SUBORDINATED SPECIAL DAILY NOTES             N/A



   SUBORDINATED TERM NOTES

           3 Month                             2.90%
           6 Month                             3.10%
           9 Month                             3.21%
          12 Month                             3.36%
          15 Month                              N/A
          18 Month                             3.45%
          21 Month                              N/A
          24 Month                             3.55%
          27 Month                              N/A
          30 Month                             3.75%
          36 Month                             3.99%
          48 Month                             4.14%
          60 Month                             4.33%
          84 Month                             4.47%
         120 Month                             4.67%




The Company intends to use the net proceeds from the sale of notes as advances to its consumer finance subsidiary, Regency Finance Company, to fund Regency's lending and purchasing activities and for general corporate purposes of the Company, including mergers and acquisitions.

               THIS PROSPECTUS SUPPLEMENT IS DATED MARCH 3, 2004.